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                                                                     EXHIBIT 3.2



                           REALTRUST ASSET CORPORATION

                                     BYLAWS


                                    ARTICLE I
                                     OFFICES

Section 1. Principal Office.

        The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

Section 2. Registered Office.

        The registered office of RealTrust Asset Corporation (the "Corporation") in the State of Maryland shall be located in the offices of The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland and The Corporation Trust Incorporated shall be the registered agent in charge of such location, which may be changed from time to time as determined by the registered agent.

Section 3. Additional Offices.

        The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II
                                  STOCKHOLDERS

Section 1.   Annual Meetings.

        The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Maryland, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.



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Section 2.  Special Meetings.

        (a) Except as otherwise required by law or by this Corporation's Articles of Incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by one or more stockholders holding shares in the aggregate representing not less than twenty-five percent (25%) of the votes at that meeting. The term "entire Board of Directors", as used in these Bylaws, means the total number of directors which the Corporation would have if there were no vacancies.

        (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general purpose or purposes for which the meeting is called, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, any Executive Vice President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this subparagraph (b) of this Section 3 shall be construed as limiting, fixing of affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 3.  Nominations and Proposals by Stockholders.

        (a) Annual Meetings of Stockholders.

               (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 3(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 3, the stockholder must have given timely notice thereof in writing to the Chairman or Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the Chairman or Secretary at the



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principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Chairman or Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special



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meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 3(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 3 shall be delivered to the Chairman or Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

        (c) General.

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such nomination or proposal shall be disregarded.

               (2) For purposes of this Section 3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 4. Stockholder Action; How Taken.

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or



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permitted to be taken at any annual or special meeting of stockholders of the
Corporation may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of stockholders meetings: (i) A unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (ii) A written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at such meeting. Any action taken pursuant to such consent shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided in the consent. All counterparts of such consent necessary to make it effective shall be filed with the minutes of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Maryland General Corporation Law (the "MGCL") if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of the MGCL, and that written notice has been given as provided in that section.

Section 5. Notice of Meeting.

        Written notice stating the place, date and hour of the meeting and, in case of a special meeting or in such case as notice of the purpose is required by the MGCL, the purpose or purposes for which the meeting is called, except as set forth in subparagraph (b) of Section 3, shall be given not less than ten
(10) nor more than ninety (90) days before the date of the meeting, except as otherwise required by statute or the Articles of Incorporation to each stockholder of record entitled to vote at such meeting and to each such other stockholder entitled to notice of the meeting, in the following manner: (i) by personally delivering such notice to such stockholder; (ii) by mailing such notice to such stockholder at his address as it appears on the records of the Corporation; or (iii) by leaving such notice at such stockholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6. Waiver.

        Whenever notice of the time, place, or purpose of a stockholders' meeting is required by the MGCL or this Corporation's Articles of Incorporation or Bylaws, each such person who is entitled to such notice shall be deemed to have waived notice if either of the following conditions are satisfied: (i) either before or after the meeting such person signs a written waiver of notice which is thereafter filed with the records of stockholders meeting in this Corporation's book of minutes; or, (ii) such person is present at the meeting in person or by proxy. Unless otherwise required by law, a written waiver of notice need not specify the business to be transacted or the purpose of any such meeting.



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Section 7. Voting List.

        The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8. Quorum; Voting.

        Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the Chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days after the original record date or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting and to each such other stockholder entitled to notice of the meeting.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of votes cast at such meeting.

Section 9. Voting By Certain Stockholders.

        Shares of stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.



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        Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

        Notwithstanding any other provision of the Articles of Incorporation of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 10. Record Date.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the Board of Directors may fix, in advance, a record date, or direct that the transfer books of the Corporation be closed for a stated period for the purpose of making a determination with respect to stockholders; provided that, the record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and further provided that the Board of Directors may not direct that the stock transfer books be closed for a period longer than twenty (20) days. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the



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Board of Directors. The record date for any other action shall not be more than ninety (90) days prior to such action. If no record date is fixed and if the transfer books of the Corporation are not closed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders is the later of (a) the thirtieth (30th) day before the meeting, or
(b) the close of business on the day on which notice of the meeting is mailed, and (ii) the record date for determining stockholders entitled to receive payments of a dividend or allotment of any rights is the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights if adopted; provided, however, that the payment or allotment may not be made more than sixty (60) days after the date on which such resolution is adopted. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in accordance with the foregoing parameters.

Section 11. Procedure.

        The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the Chairman of the meeting.


                                   ARTICLE III
                                    DIRECTORS

Section 1. Number, Election, and Terms.

        The number of directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors; provided, however, that the number of directors shall at no time be less than three (3) nor greater than nine (9), except that whenever the Corporation shall have less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and further provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2. Tenure of Directors.

        Commencing upon the Corporation becoming a "reporting company" under the Exchange Act, the directors shall be divided into three (3) classes known as "Class I", "Class II" and "Class III", with each class to be as nearly equal in number of directors as possible. Class I, Class II, and Class III directors will stand for reelection at the annual meetings of stockholders held in 1999, 2000, and 2001, respectively. At each successive annual meeting, the successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire each year. Each director elected shall hold office until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to the Section 3 below, hold office for a term that shall coincide



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with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

Section 3. Newly Created Directorships and Vacancies.

        Except as otherwise provided in the Corporation's Articles of Incorporation and except as provided herein, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause, including an increase in the number of directors, may be filled by a majority of the Board of Directors, even though not constituting a quorum. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director; provided, however, that if the stockholders of any class or series are entitled separately to elect one or more directors, a vacancy resulting from the removal of a director elected by such class or series may only be filled by the stockholders of such class or series, the Board of Directors, or a majority of the remaining directors, or the sole remaining director, elected by such class or series. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy resulting from the removal of a director shall serve for the remainder of the full term of the removed director.

Section 4. Regular Meetings.

        The first meeting of each newly elected Board of Directors elected at the annual meeting of stockholders shall be held immediately after and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 5. Special Meetings.

        Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the executive committee, the Chairman of the Board, or the Chief Executive Officer, the President or by any officer of the Corporation upon the request of a majority of the entire Board of Directors.

Section 6. Notice of Meetings.

        Notice of regular meetings of the Board of Directors need not be given.

        Notice of every special meeting of the Board of Directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the seventh (7th) calendar day preceding the date of the meeting, or (b) personally delivered, telecopied, telegraphed, or communicated by telephone at least twenty-four



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(24) hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7. Waiver.

        Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8. Quorum.

        Except as may be otherwise provided by law, in this Corporation's Articles of Incorporation, or in these Bylaws, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of such quorum shall be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

Section 9. Chairman of the Board.

        The Chairman of the Board shall be appointed by the Board of Directors and shall have such general powers and duties of supervision and management as are usually vested in the office of Chairman of the Board. He shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the Chief Executive Officer or the President, as it may from time to time determine. The Chairman of the Board shall hold his position at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 10. Participation in Meetings By Telephone.

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11. Powers.

        The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the Articles of

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Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 12. Compensation of Directors.

        Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board of Directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

Section 13. Action Without a Meeting.

        Unless otherwise restricted by this Corporation's Articles of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Section 14. Loss of Deposits.

        No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.

Section 15. Surety Bonds.

        Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 16. Reliance.

        Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.



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Section 17. Investment Policies and Restrictions.

        The investment policies of the Corporation and the restrictions thereon shall be established from time to time by the Board of Directors, including a majority of the Independent Directors; provided, however, that the investment policies of the Corporation and the limitations thereon shall be at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as it may be amended from time to time. The Unaffiliated Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors.

                                   ARTICLE IV
                                   COMMITTEES

Section 1. Designation of Committees.

        The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

Section 2. Committee Powers and Authority.

        The Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the Board of Directors in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversation into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such



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committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3. Committee Procedures.

        To the extent the Board of Directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article III, Section 3 (except as they relate to an annual meeting of the Board of Directors) and Article III, Sections 4, 5, 6, 7, 9, and 12 of these Bylaws, as if the committee were the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

Section 1. Number.

        The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, and a Treasurer. Any person may hold two or more offices, other than the Secretary who may not serve as either President, Chief Executive Officer or Chairman of the Board of Directors, at the same time.

Section 2. Additional Officers.

        The Chief Executive Officer may appoint such other officers, including but not limited to vice presidents, assistant secretaries and assistant treasurers, as he shall deem appropriate.

Section 3. Term of Office, Resignation.

        All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the Chief Executive Officer, the President or to the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by the Board of Directors, or by the Chief Executive Officer as so appointed.

Section 4. Duties.

        The officers of the Corporation shall perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President. In the absence of such assignment, the officers shall have the duties and powers described in Sections 5 through 11 of this Article V.


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Section 5. Chairman of the Board.

        The Chairman of the Board of Directors (who may also hold other offices) shall have such duties as the Board of Directors shall prescribe. In the Chairman's absence, such duties shall be attended by the Chief Executive Officer.

Section 6. Chief Executive Officer.

        Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall manage the business of the Corporation, and such other matters as from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. The Chief Executive Officer may execute contracts, deeds and other instruments on behalf of the Corporation. The Chief Executive Officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 7. President.

        Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board of Directors and the Chief Executive Officer, if any, the President shall have general supervision, direction, and control of the business and the officers of the Corporation, subject to the discretion of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, and the Chief Executive Officer or the Bylaws.

Section 8. Chief Operating Officer.

        Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, the Chief Executive Officer or the President, if there be such officers, the Chief Operating Officer of the Corporation shall be the general manager of the Corporation and shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence of the Chief Executive Officer or President, or in the event of their disability, inability or refusal to act, the Chief Operating Officer shall perform the duties and exercise the power of the Chief Executive Officer or the President. He shall have the general powers and duties of management usually vested in the office of Chief Operating Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President or the Bylaws.

Section 9. Vice President.

        Each vice president, if any, shall perform such functions as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. Upon the death, disability or absence of the President or the Chief Operating Officer, the vice president named as Executive Vice President shall perform the duties and exercise the powers of the President. Each vice president shall perform such other duties as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe or delegate to him.

Section 10. Secretary.

        The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the Board of Directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the Board of Directors, or any committee established by the Board of Directors. The Secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The Secretary shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe or delegate to him.

Section 11. Treasurer.

        The Treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The Treasurer shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe or delegate to him. The Treasurer may also be designated as the "Chief Financial Officer" of this Corporation from time to time, as determined by the Board of Directors.

Section 12. Compensation.

        Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the Board of Directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.


                                   ARTICLE VI
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Directors and Officers.

        The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding,

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


whether criminal, civil, administrative, or investigative, by reason of the fact that he, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against reasonable expenses actually incurred (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The Corporation may advance reasonable expenses (including attorneys' fees) to any such person actually incurred in defending any such action, suit or proceeding upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the laws of the State of Maryland.

Section 2. Contract.

        The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

Section 3. Surviving Corporation.

        The Board of Directors may provide by resolution that references to "the Corporation" in this Article VI shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article VI with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 4. Inurement.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 5. Employees and Agents.

        To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise.


                                   ARTICLE VII
                                  CAPITAL STOCK

Section 1. Certificates.

        Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or a vice president, and by any one of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by such stockholder; provided, however, that no stock certificate may be issued until the stock represented by it is fully paid.

Section 2. Facsimile Signatures.

        In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

Section 3. Registered Stockholders.

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

Section 4. Cancellation of Certificates.

        All certificates surrendered to the Corporation shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.


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


Section 5. Lost, Stolen or Destroyed Certificates.

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and the transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6. Transfer of Shares.

        Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 7. Transfer Agents and Registrars.

        The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.


                                  ARTICLE VIII
                                      SEAL

        The Board of Directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words "Seal" and "Maryland," and which, when adopted, shall constitute the corporate seal of the Corporation.


                                   ARTICLE IX
                                   FISCAL YEAR

        The fiscal year of the Corporation shall be the 12 calendar month period ending December 31 in each year unless otherwise provided by resolution of the Board of Directors.


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                                    ARTICLE X
                                   AMENDMENTS

        Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the holders of two-thirds of the voting power of the outstanding shares of stock entitled to vote at such meeting on the election of directors; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Maryland, the Articles of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.



                                             ___________________________________
                                             Kent Bills, Secretary




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